Exhibit 9(f)

                                                      Form of
                                      NOTICE TO SUB-ADMINISTRATION AGREEMENT




FDI Distribution Services, Inc.
One Exchange Place
Boston, Massachusetts 02109

Gentlemen:

         Reference is made to the Sub-Administration Agreement between us dated as of May 1, 1995 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of five additional investment portfolios of St. Clair Funds, Inc., namely the Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund (the "New Portfolios").

         We request that you act as Sub-Administrator under the Agreement with respect to the New Portfolios.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                Very truly yours,


                                      First Data Investor Services Group, Inc.


                                      By:


                                      Accepted:

                                      FDI Distribution Services, Inc.


Date: May 6, 1997                     By: